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                                   EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-19390, Post-Effective Amendment No. 1 to Registration Statement No. 2-84205, Registration Statement No. 33-59546, and Registration Statement No. 33-878000 on Forms S-8, and this Annual Report on Form 10-K of TransTechnology Corporation for the year ended March 31, 1997, of our report dated May 12, 1997.





/s/Deloitte & Touche LLP

Parsippany, New Jersey
June 25, 1997